Filed pursuant to Rule 424(b)(3)
Registration No. 333-183602

PROSPECTUS SUPPLEMENT NO. 7
To Prospectus dated September 13, 2012

OvaScience, Inc.

7,630,683 Shares of Common Stock

This prospectus supplement no. 7 supplements the prospectus dated September 13, 2012, relating to the offering and resale by the selling stockholders of up to 7,630,683 shares of common stock, par value $0.001 per share. These shares were privately issued to the selling stockholders in connection with private placement transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.

This prospectus supplement incorporates into our prospectus the information contained in our attached current report on Form 8-K, which was filed with the Securities and Exchange Commission on March 14, 2013.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto.  This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our common stock is presently quoted for trading on the OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system under the symbol “OVSC”.  On March 13, 2013, the closing price of our common stock, as quoted on the OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system, was $13.50 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 14, 2013.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14, 2013

OvaScience, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54647	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 240, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2013, OvaScience, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with selected institutional and accredited investors (the “Investors”), pursuant to which the Company agreed to sell to the Investors in a private placement (the “Private Placement”) an aggregate of 3,888,880 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a price per Share of $9.00.  The Private Placement is expected to close (the “Closing”) on or about March 18, 2013, subject to the satisfaction of certain customary closing conditions.  The Company expects to receive gross proceeds of approximately $35.0 million at the Closing.

Leerink Swann LLC has acted as lead placement agent and Ladenburg Thalmann & Co. Inc., Oppenheimer & Co. Inc., Roth Capital Partners, LLC and Wedbush Securities Inc. have acted as co-agents in connection with the Private Placement.  Upon the Closing, the Company expects to pay placement agent fees of approximately $1.6 million to Leerink Swann and an aggregate of approximately $0.5 million to the co-agents.

The Shares were offered and will be sold in a private placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Each Investor represented to the Company that it is an accredited investor and that such Investor acquired the securities for its own account and not with a view to resale or distribution in violation of the Securities Act.

In connection with the Private Placement, on March 12, 2013, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale the Shares acquired by the Investors in the Private Placement (the “Registrable Shares”). Pursuant to the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the resale of the Registrable Shares within 30 days following the Closing and to use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than 90 days following the Closing (or 120 days following the Closing if the SEC determines to review the Registration Statement).

In the event the Registration Statement (i) has not been filed by 30 days following the Closing, (ii) has not been declared effective by 90 days following the Closing (or 120 days following the Closing in the event the SEC determines to review the Registration Statement), or (iii) ceases to remain continuously effective as to all Registrable Securities for more than 30 consecutive days or 60 days during any 12-month period, then the Company has agreed to make payments to each Investor as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Investor per 30-day period during which no Registration Statement is filed or declared effective, as applicable, with respect to the Registrable Securities, up to a maximum aggregate liquidated damages amount equal to 5% of the aggregate amount invested by each such Investor.  In addition, the Company has agreed to keep the Registration Statement continuously effective until the earliest to occur of (i) the date on which all of the Registrable Shares registered thereunder have been sold, (ii) the date on which all of the Registrable Securities covered by the Registration Statement may be sold without restriction pursuant to Rule 144 under the Securities Act and (iii) the third anniversary of the date on which the Registration Statement is declared effective.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Private Placement and sale of the Shares is incorporated by reference into this Item 3.02.

Item 8.01  Other Events.

On March 13, 2013, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

Statements in this Current Report on Form 8-K regarding the Private Placement that are not strictly historical are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the Investors, to satisfy the conditions to the Closing and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC and in other filings that the Company periodically makes with the SEC. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index attached hereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: March 14, 2013	/s/ Michelle Dipp, M.D., Ph.D.
By: Michelle Dipp, M.D., Ph.D.
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 12, 2013, by and among the Company and the persons party thereto
10.2	Registration Rights Agreement, dated March 12, 2013, by and among the Company and the persons party thereto
99.1	Press Release of the Company, dated March 13, 2013

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Exhibit 10.1

OVASCIENCE, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of March 12, 2013, is entered into by and among OvaScience, Inc., a Delaware corporation (the “Company”), and the parties set forth on the omnibus signature pages affixed hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company desires to issue and sell to the Investors, in a private placement offering (the “Offering”), an aggregate of up to 3,888,880 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $9.00 per Share;

WHEREAS, the Investors, severally and not jointly, wish to purchase the Shares on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Offering is being made to a limited number of “accredited investors,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.             Purchase and Sale.

1.1          At the Closing (as defined below), on the terms and subject to the conditions set forth herein, the Company will issue and sell to each Investor, and each Investor will purchase from the Company, severally and not jointly, the number of Shares set forth on such Investor’s omnibus signature page, the form of which is attached hereto as Annex I (the “Omnibus Signature Page”), for the aggregate purchase price therefor set forth on such Investor’s Omnibus Signature Page.

1.2          Pursuant to the terms and subject to the conditions of this Agreement, the Company and each Investor hereby agree that the execution by such Investor of the Omnibus Signature Page shall constitute such Investor’s agreement to be bound by the terms and conditions of this Agreement and the terms and conditions of that certain Registration Rights Agreement, dated of even date herewith, by and among the Company and the Investors (the “Registration Rights Agreement”), a copy of which attached is hereto as Annex II.

2.             Placement Agents.

2.1          Leerink Swann LLC, as the lead placement agent, and Ladenburg Thalmann & Co. Inc., Oppenheimer & Co. Inc., Roth Capital Partners, LLC, and Wedbush Securities Inc., as the co-placement agents, are acting as the Company’s placement agents in connection with the Offering (each, a “Placement Agent” and together, the “Placement Agents”).  Each Investor acknowledges that the Offering is not being underwritten by any of the Placement Agents.

2.2          Each Investor acknowledges that the Company intends to pay the Placement Agents a fee equal to six percent (6%) of the gross proceeds of the Offering (the “Placement Fee”) in respect of the sale of Shares to the Investors.

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3.             Closing and Delivery of the Shares and Funds.

3.1          Closing.  Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investors, and of which the Investors will be notified in advance by the Placement Agents.  The Closing is expected to occur on or about March     , 2013.

3.2          Payment of Purchase Price; Delivery of Shares.  At or prior to the Closing, each Investor will remit in United States dollars by wire transfer of immediately available funds in accordance with wiring instructions provided by the Company prior to Closing the amount of funds equal to the aggregate purchase price for the Shares being purchased by such Investor. On or before the Closing, the Company will instruct its transfer agent to deliver stock certificates to the Investors representing the Shares being purchased by the Investors, or cause the Shares to be issued in book entry form to the Investors, against delivery of the aggregate purchase price on the Closing Date.  The foregoing notwithstanding, if an Investor has indicated to the Company at the time of execution of this Agreement a need to settle “delivery versus payment”, the Company shall deliver to such Investor or such Investor’s designated custodian the original stock certificates on or prior to the Closing and, upon receipt, the Investor shall wire the aggregate purchase price as provided in the first sentence of this Section 3.2.

4.             Representations, Warranties and Covenants of the Investors.

Each Investor hereby, for itself, severally and not jointly, represents and warrants to the Company as follows:

4.1          Such Investor has carefully reviewed all reports filed by the Company prior to the date of this Agreement with the Securities and Exchange Commission (the “SEC”) (collectively, the “SEC Reports”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In particular, the Investor has carefully reviewed the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2013, and the Risk Factors beginning on page 33 thereof. To the extent such Investor deems appropriate, such Investor has discussed the SEC Reports with representatives of the Company.

4.2          Such Investor is acquiring the Shares for its own account and for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

4.3          Such Investor has answered all of the questions in the Investor Questionnaire attached hereto as Annex III (the “Investor Questionnaire”), the answers in the Investor Questionnaire are true and correct as of the date hereof and will be true and correct as of the Closing Date, and such Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.4          Such Investor understands that the Shares will not be transferable except (a) pursuant to an effective registration statement under the Securities Act or (b) upon receipt by the Company of a written opinion of counsel for such Investor reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws.  Restrictive legends shall be placed on all certificates representing any Shares, substantially as follows:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS

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CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.”

4.5          The execution, delivery and performance by such Investor of this Agreement and the Registration Rights Agreement have been duly authorized by all requisite action of such Investor.

4.6          Such Investor understands that the Shares are quoted over-the-counter, and that no securities issued by the Company are listed on a national securities exchange.

4.7          Such Investor understands that the sale of the Shares has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor understands and acknowledges that the Offering pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of Shares thereunder is exempt from the registration requirements of the Securities Act.

4.8          Either alone or with such Investor’s investment adviser, such Investor has such knowledge and experience in business and financial matters and with respect to investments in securities of privately-held companies so as to enable it to understand and evaluate the risks of its investment in the Shares and form an investment decision with respect thereto. Such Investor has been afforded the opportunity during the course of the Offering to ask questions of, and to secure such information from, the Company and its officers and directors with regard to the Company and the terms and conditions of the Offering, as it deems necessary to evaluate the merits of entering into the transactions contemplated by this Agreement.  Such Investor understands and acknowledges that such discussions, as well as any written information issued by the Company, (a) were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily an exhaustive description, and (b) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 below or the right of such Investor to rely thereon.

4.9          Such Investor represents and warrants that: (a) such Investor was contacted regarding the sale of the Shares by the Company or a Placement Agent with whom such Investor had a substantial pre-existing relationship and (b) no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Investor did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar meeting or industry investor conference whose attendees were invited by any general

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solicitation or general advertising; or (iii) observe any website or filing of the Company with the SEC, in each case, in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

4.10        If such Investor is a natural person, such Investor has the power and authority to enter into this Agreement and the Registration Rights Agreement.  If it is not a natural person, such Investor is duly organized and validly existing, has the power and authority to enter into this Agreement and the Registration Rights Agreement and is not organized for the purpose of this investment.

4.11        Such Investor has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Company. Such Investor understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Company.

5.             Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to each Investor that as of the date hereof:

5.1          Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted and as it is currently proposed to be conducted, and to enter into and carry out the provisions of this Agreement and the Registration Rights Agreement.  The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify would materially and adversely affect the Company’s business, properties, assets, prospects or financial condition.

5.2          Subsidiaries.  Except for OvaScience Securities Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company, the Company does not presently own or control, directly or indirectly, any interest in any other corporation or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.

5.3          Authorization of this Agreement.  The Company has the requisite corporate power and authority to (a) enter into and to consummate the transactions contemplated by this Agreement, and (b) authorize, execute, issue and deliver the Shares as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal and binding obligation of the Company, enforceable in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained herein or in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

5.4          Authorization of Shares.  The Shares to be issued at the Closing have been duly authorized and reserved for issuance and sale to the Investor pursuant to this Agreement.  When issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, the Shares will be duly and validly issued and the Shares will be fully paid and non-assessable.  The sale of the Shares is not subject to any preemptive rights or rights of first refusal.

5.5          Government Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the

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Shares or the consummation of any other transaction contemplated hereby, except for the compliance with applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.  Assuming that the representations of the Investors set forth in Section 4 above are true and correct, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

5.6          Capitalization.  As of March 12, 2013, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, 14,286,851 of which were issued and outstanding, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share, none of which are issued or outstanding.  The Company has also reserved an aggregate of 2,697,806 shares of Common Stock for issuance pursuant to the Company’s 2012 Stock Incentive Plan.  All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Other than as provided in this Section 5.6 and the SEC Reports (as defined below), there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal.  There are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities. All outstanding securities have been issued in compliance with state and federal securities laws.

5.7          Agreements; Action.

5.7.1       Except as disclosed in the SEC Reports, there are no agreements, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that involve (i) the transfer or license of any material Proprietary Right (as defined in Section 5.9 below) to or from the Company, other than licenses arising from the purchase of “off the shelf” or other standard products, each of which licenses are not, individually, material to the Company’s business, (ii) provisions restricting the development, manufacture, distribution or sale of any products or services, or (iii) indemnification by the Company with respect to infringements of Proprietary Rights.

5.7.2       The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any officer or director of the Company, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its material assets or rights described in the SEC Reports, other than the sale or transfer of its inventory in the ordinary course of business.

5.7.3       The Company is not a party to and is not bound by any contract, agreement, or instrument, or subject to any restriction under its certificate of incorporation or by-laws, each as amended and in effect at the Closing, that materially and adversely affects the Company’s business, properties, assets, prospects or financial condition as described in the SEC Reports.

5.8          Compliance with Other Instruments.  The Company is not in violation or default of any provision of its certificate of incorporation or by-laws, each as amended and in effect as of the Closing.  The Company is not in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, writ, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound, which would materially adversely affect the Company’s business, properties, assets, prospects or financial condition or of any provision of any federal, state, or local statute, rule or governmental regulation applicable to the Company which would materially adversely affect the Company’s business, properties, assets, prospects or financial condition.  The execution, delivery, and performance of this Agreement and the issuance and sale of the Shares as

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contemplated by this Agreement will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, option, security interest, claim, loan, restriction or charge (each, a “Lien”) upon any of the properties or assets of the Company pursuant to any such provision, or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties pursuant to any such provision.

5.9          Intellectual Property.

5.9.1       To the Company’s knowledge (but without having conducted any special investigation or patent search), the Company has good title and ownership of, or a license to, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights (collectively, the “Proprietary Rights”) necessary for its business as now conducted and as presently proposed to be conducted.  Except for the MGH License (as defined below), software that is generally commercially available and as set forth in the SEC Reports, there are no outstanding options, licenses or agreements of any kind to which the Company is a party relating to the foregoing, nor is the Company bound by or a party to any such options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity.  To the Company’s knowledge (but without having conducted any special investigation or patent search), the Company has not previously violated and, by conducting its business as now conducted does not, and as proposed to be conducted will not, violate any of the Proprietary Rights of any other person or entity, and the Company has not received any communications alleging that the Company has violated, or by conducting its business as now conducted and as proposed to be conducted, would violate the Proprietary Rights of any other person or entity.  To the Company’s knowledge, none of the Company’s employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any material respect with the use of his or her best efforts to promote the interests of the Company or that would conflict in any material respect with the Company’s business as proposed to be conducted.  To the Company’s knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of the Company’s employees or consultants is now obligated in any material respect.  To the Company’s knowledge, none of the Company’s current employees or consultants is, by virtue of such employee’s or consultant’s activities in connection with the Company’s business, violating or misappropriating in any material respect any of the Proprietary Rights of any former employer of such employee or consultant.  Except as disclosed in the SEC reports, to the Company’s knowledge, it will not be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company in the course of conducting its business.

5.9.2       The Company and The General Hospital Corporation, the corporate entity of Massachusetts General Hospital (“MGH”), are parties to that certain Exclusive License Agreement, dated June 27, 2011, as amended by Amendment No. 1 to the Exclusive License Agreement, dated September 7, 2011 (the “MGH License”).  The MGH License is in full force and effect and constitutes a legal and binding obligation of each of the Company and, to the Company’s knowledge, MGH, enforceable against each of the Company and, to the Company’s knowledge, MGH, in accordance with its terms.  Neither the Company nor, to the knowledge of the Company, MGH is in default or breach in any material respect under the terms of the MGH License (a “default” being defined for purposes hereof as an actual default or event of default or the existence of any fact or circumstance which would,

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upon receipt of notice or passage of time, constitute a default or right of termination).  Neither the Company nor MGH has exercised any termination rights, or given notice of any dispute, with respect to the MGH License.  The execution and delivery of this Agreement by the Company and each instrument required by this Agreement to be executed and delivered by the Company at the Closing, the compliance by the Company with the provisions of this Agreement and each instrument required by this Agreement to be executed and delivered by the Company at the Closing, will not conflict with, result in a breach of, constitute (with or without notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, or result in the loss of any benefit to which the Company is entitled under the MGH License.

5.10        Employees.  No current or former employee or consultant of the Company has excluded works or inventions made prior to his or her employment or consulting relationship with the Company that are related to the Company’s business as now conducted or presently proposed to be conducted from his or her assignment of inventions to the Company.  To the Company’s knowledge, no officer or key employee of the Company is in material violation of any prior employee contract, proprietary information agreement or noncompetition agreement, in any case, in connection with the provision of services to the Company.  No employees of the Company are represented by any labor union or covered by any collective bargaining agreement, nor are there any union organization activities pending or threatened by the Company’s employees.  There is no pending or threatened labor dispute involving the Company and any group of its employees.  The Company has complied in all material respects with all applicable state and federal equal opportunity, minimum wage, immigration, workforce reduction and other laws related to employment and termination of employment.  The Company is not aware that any officer of the Company has a present intention to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer of the Company.

5.11        Related Party Transactions.  No employee, officer, director or stockholder of the Company or member of his or her immediate family is indebted to the Company. There are no obligations of the Company to employees, officers, directors or stockholders of the Company (or commitments to make loans or extend or guarantee credit) other than for payment of salary for services rendered, awards issued pursuant to the Company’s 2011 Stock Incentive Plan or 2012 Stock Incentive Plan, reimbursement for reasonable expenses incurred on behalf of the Company, and for other standard employee benefits made generally available to all employees.  Except as set forth in the Company’s 2011 Stock Incentive Plan or 2012 Stock Incentive Plan or disclosed in the SEC Reports, no employee, officer, director or stockholder of the Company or member of his or her immediate family is entitled to any bonus, acceleration of benefits or payment as the result of any change of control of the Company, any termination of employment, or any other event or combination of events.  Except as disclosed in the SEC Reports, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

5.12        Litigation.  There is no action, suit, proceeding or investigation against the Company or, to the Company’s knowledge, against any of the Company’s employees (including without limitation any suit, proceeding or investigation involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers) pending or, to the best of the Company’s knowledge, currently threatened before any court, administrative agency or other governmental body that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the Company’s business, properties, assets, prospects or financial condition, or in any material change in the current equity ownership of the Company.  The Company is not a party or named as subject to the provisions of any

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order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no material action, suit or proceeding by the Company currently pending or that the Company intends to initiate.

5.13        Title to Property and Assets.  The property and assets that the Company owns are free and clear of any Lien, except liens for taxes and assessments not yet due and minor liens and encumbrances which arise in the ordinary course of business and which do not, in any case, in the aggregate, materially detract from the value or use of the property subject thereto or materially impair the operations of the Company.  With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

5.14        Permits.  The Company has all franchises, permits, licenses and any similar authority material to or necessary for the conduct of its business as now being conducted by it, the lack of which would reasonably be expected to materially and adversely affect the Company’s business, properties, assets, prospects or financial condition.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

5.15        Tax Returns and Payments.  The Company has filed all tax returns and reports (federal, state, local and foreign) as required by law, and has paid all taxes due.  The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation pursuant to Section 1362(a) of the Code.  None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns is under audit by governmental authorities, nor has the Company received written notice of any such audit.  The Company has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and has duly and timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable legal requirements.  As used herein, “tax” shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies, customs, tariffs, fees and liabilities of the same or similar nature, and any liability for any of the foregoing.

5.16        Insurance.  The Company has in full force and effect insurance policies of the kinds and in the amounts not less than is customarily obtained by corporations of comparable size and stage of development engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

5.17        Environmental and Safety Laws.  The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, which violation has had or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, properties or business of the Company and no material expenditures are required in order to comply with any such existing statute, law or regulation in order to carry on its business as currently conducted and as it is currently proposed to be conducted.

5.18        SEC Reports.  Since the Form 10 first became effective, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act on a timely basis.  The Company’s SEC Reports complied in all material respects with the requirements of the Exchange Act as of their respective dates and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Except as disclosed in the SEC Reports, since the last day of the fiscal year of the most recent audited financial statements included in the SEC

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Reports, there has been no occurrence or event which would reasonably be expected to have a material adverse effect on the financial condition, results of operations, properties or business of the Company.

5.19        Financial Statements.  The Company’s audited income statement, balance sheet, and statement of cash flows for the year ended December 31, 2012 included in the Company Annual Report on Form 10-K filed on February 25, 2013 (collectively, the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles consistent with methods used in prior periods, and present fairly the financial condition and operating results of the Company as of the dates and for the periods indicated, subject to normal year-end audit adjustments and except that the unaudited statements included in the Financial Statements may not contain footnotes as would be required by generally accepted accounting principles. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.  The Company maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

5.20        Absence of Undisclosed Liabilities.  Except as disclosed in the SEC Reports, the Company has no material Liabilities (as defined below), except for (a) Liabilities disclosed in the Financial Statements, (b) Liabilities relating to future executory obligations arising under the Company’s contracts, and (c) Liabilities which have arisen since December 31, 2012 in the ordinary course of business.  As used herein, “Liabilities” shall mean any and all debts, liabilities and obligations, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, matured or unmatured, joint or several, due or to become due, fixed, determined or determinable.

5.21        Changes.  Except as disclosed in the SEC Reports, since December 31, 2012, there has not been:

5.21.1     any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been and are not expected to be, individually or in the aggregate, materially adverse, other than continued incurrence of operating losses;

5.21.2     any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Company’s business, properties, assets, prospects or financial condition (as such business is presently conducted and as it is proposed to be conducted);

5.21.3     any waiver or compromise by the Company of a material right or of a material debt owed to it;

5.21.4     any satisfaction or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction and discharge of which would not have a materially adverse effect on the Company’s business, properties, assets, prospects or financial condition;

5.21.5     any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

5.21.6     any material increase in the compensation of any officer or director of the Company;

5.21.7     any sale, exclusive license, assignment or transfer of any material Proprietary Rights;

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5.21.8     any resignation or termination of employment of any officer of the Company;

5.21.9     any Lien, transfer of a security interest in, or other encumbrance created by, the Company, with respect to any of its material properties or assets, except Liens for taxes not yet due and Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

5.21.10  any material adverse change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

5.21.11  any declaration, setting aside of payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company, other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company in connection with the cessation of such employment or service at the original purchase price;

5.21.12  to the best of the Company’s knowledge, any other event or condition of any character that would reasonably be expected to materially and adversely affect the Company’s business, properties, assets, prospects or financial condition; or

5.21.13  any agreement or commitment by the Company to do any of the things described in this Section 5.21.

5.22        Registration Rights.  Except as set forth in the SEC Reports and for the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

5.23        No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

5.24        Investment Company.  The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Shares will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1040, as amended.

5.25        Voting Rights.  Except as set forth in the SEC Reports, to the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

5.26        Brokers and Finders.  Other than the Placement Agents, which have acted as advisors to the Company in connection with the transactions contemplated by the Agreements, no person or entity has or will have, as a result of the transactions contemplated by the Agreements, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or by any agent of the Company.

5.27        FCPA.  Neither the Company, any subsidiary, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or any of its subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses

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related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

5.28        OFAC.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myranmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

5.29        PFIC.  Neither the Company nor any of its subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

5.30        Shell Company.  The Company is not, and has never been, a “shell company,” as described in paragraphs (i)(1)(i) and (ii) of Rule 144 promulgated under the Securities Act.

5.31        Reliance.  The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Investor.

6.             Closing Conditions.

6.1          Conditions to the Investors’ Obligations.  Each Investor’s obligation to purchase the Shares set forth on such Investor’s Omnibus Signature Page will be subject to the fulfillment at or before the Closing of each of the following conditions:

6.1.1       The representations and warranties of the Company contained in Section 5 shall be true and correct in all material respects on and as of the Closing with the same effect as if made on and as of the Closing.

6.1.2       The Company shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company at or prior to the Closing.

6.1.3       The Company shall cause a legal opinion, substantially in the form attached hereto as Exhibit A,  to be delivered by its counsel to the Investors.

6.1.4       The Registration Rights Agreement shall have been executed and delivered by the Company and the Investors (as such term is defined in the Registration Rights Agreement).

6.1.5       The Company shall deliver to the Investors a certificate, dated as of the Closing Date and signed its Chief Executive Officer, certifying to the fulfillment of the conditions specified in Sections 6.1.1 and 6.1.2.

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6.1.6       The Company receives funds in an aggregate of at least $25,000,000 (twenty-five million dollars) at the Closing.

6.2          Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Shares to the Investors shall be subject to the fulfillment at or before the Closing of each of the following conditions:

6.2.1       The representations and warranties of the Investors contained in Section 4 shall be true and correct in all material respects on and as of the Closing with the same effect as if made on and as of the Closing.

6.2.2       The Investors shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Investors at or prior to the Closing.

6.2.3       The Investors shall have delivered the aggregate purchase payment for the Shares in the amount specified for the Investors on their respective Omnibus Signature Pages.

7.             Covenants of the Parties.

7.1          Confidentiality.  Except with respect to the existence of, and material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

7.2          Resale Registration Statement.  Each Investor acknowledges and agrees that the Company intends to use the information set forth in such Investor’s Investor Questionnaire in preparing a resale registration statement (the “Resale Registration Statement”) pursuant to the Registration Rights Agreement and hereby consents to such use. After the Closing Date and through the date that such Resale Registration Statement is declared effective, each Investor agrees to promptly notify the Company of any changes to the information contained in its Investor Questionnaire.

7.3          Additional Information.  Each Investor hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to such Investor’s purchase of Shares hereunder.

7.4          Indemnification by Company.  Subject to the provisions of this Section 7.4, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted

12

against such Investor, or its affiliates, by any stockholder of the Company who is not an affiliate of such Investor, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of such Investor’s representations, warranties or covenants under this Agreement or any agreements or understandings such Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against an Investor in respect of which indemnity may be sought pursuant to this Agreement, such Investor shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Investors participating in the offering contemplated by this Agreement. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement, (B) any violations by the Investor of state or federal securities laws or (C) any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance.

7.5          Public Disclosure.  No Investor nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of any Investor shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated by this Agreement and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.  The Company shall not publicly disclose the name of any Investor, including any Investor’s investment manager, or include the name of any Investor in any press release or filing with the SEC (or than any registration statement contemplated hereby or by the Registration Rights Agreement) or any regulatory agency or trading market, without the prior written consent of such Investor, except to the extent required by law.

7.6          Equal Treatment of Investors.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the agreements relating to this transaction unless the same consideration is also offered to all of the parties to such agreements.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

7.7          Securities Laws Disclosure.  By 9:00 a.m. New York City time, on the trading day immediately following the date of this Agreement, the Company shall issue a press release reasonably acceptable to the Placement Agents disclosing all material terms of the transactions contemplated hereby.  On or before 5:30 p.m. New York City time on the fourth trading day immediately following the date of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the

13

material terms of the agreements relating to the transactions contemplated hereby (including, without limitation, this Agreement and the Registration Rights Agreement).

8.             Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investors herein will survive the execution of this Agreement, the delivery to the Investors of the Shares being purchased, and the payment therefor.  The Placement Agents shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investors in Section 4 hereof.

9.             Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the following addresses:

If to the Company, to:

OvaScience, Inc.
215 First Street, Suite 240
Cambridge, MA, 02142
Attention:  Chief Executive Officer

With copies to:

Wilmer Cutler Pickering Hale and Dorr, LLP
60 State Street
Boston, MA 02109
Attention: Lia Der Marderosian, Esq.
Telephone: (617) 526-6982
Facsimile: (617) 526-5000

If to an Investor, to its address or email address on the Signature Page or to such other address or email address as the Company or such Investor may designate in writing;

or to such other address as the Company or the Investors may designate in writing. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

10.          Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors holding a majority of the Shares then outstanding.

11.          Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

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12.          Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby.

13.          Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.          Counterparts.  This Agreement may be executed in one or more original or facsimile counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investors acknowledge and agree that the Company shall deliver its counterpart to the Investors at the Closing.

15.          Entire Agreement.  This Agreement, together with the Registration Rights Agreement, constitute the entire agreement among the Investors and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

16.          Independent Nature of Obligations.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  The failure or waiver of performance under this Agreement by any Investor shall not excuse performance by any other Investor.  Subject to Section 10 above, each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement or caused this Securities Purchase Agreement to be executed by their duly authorized representatives, as of the date first written above.

OVASCIENCE, INC.

By:	/s/ Michelle Dipp
Michelle Dipp
President and Chief Executive Officer

INVESTORS

[Investors Executed by means of Omnibus Signature Pages, the form of which is attached hereto as Annex I]

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ANNEX I

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Adage Capital Partners, LP

Signature:	/s/ Dan Lehan

If Investor is an entity:

Name of signatory: Dan Lehan

Title: Chief Operating Officer

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Kevin Beck

Signature:	/s/ Kevin Beck

If Investor is an entity:

Name of signatory:

Title:

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: BioBrit, LLC

Signature:	/s/ Daniel M. Bradbury

If Investor is an entity:

Name of signatory: Daniel M. Bradbury

Title: Managing Member

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Blackwell Partners, LLC

Signature:	/s/ Justin B. Nixon

If Investor is an entity:

Name of signatory: Justin B. Nixon

Title: Investment Manager

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: BMV Direct LP

Signature:	/s/ Brian J. Wolfe

If Investor is an entity:

Name of signatory: Brian J. Wolfe

Title: Senior Corporate Counsel and Assistant Secretary

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Jon-Erik Borgen

Signature:	/s/ Jon-Erik Borgen

If Investor is an entity:

Name of signatory:

Title:

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Borgen Equity III Holdings, LLC

Signature:	/s/ Jon-Erik K. Borgen

If Investor is an entity:

Name of signatory: Jon-Erik K. Borgen

Title: Manager

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Jeffrey David Capello

Signature:	/s/ Jeffrey David Capello

If Investor is an entity:

Name of signatory:

Title:

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: CYCAD GROUP, LLC

Signature:	/s/ K. Leonard Judson

If Investor is an entity:

Name of signatory: K. Leonard Judson

Title: President & Managing Director

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: DAFNA Life Science Ltd.

Signature:	/s/ Fariba Ghodsian

If Investor is an entity:

Name of signatory: Fariba Ghodsian

Title: Managing Member

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: DAFNA Life Science Market Neutral Ltd.

Signature:	/s/ Fariba Ghodsian

If Investor is an entity:

Name of signatory: Fariba Ghodsian

Title: Managing Member

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: DAFNA Life Science Select Ltd.

Signature:	/s/ Fariba Ghodsian

If Investor is an entity:

Name of signatory: Fariba Ghodsian

Title: Managing Member

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Deerfield Special Situations Fund, L. P.

Signature:	/s/ J. Isler

If Investor is an entity:

Name of signatory: J. Isler

Title: Chief Financial Officer

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	Deerfield Special Situations International Master Fund, L.P.

Signature:	/s/ J. Isler

If Investor is an entity:

Name of signatory: J. Isler

Title: Chief Financial Officer

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: EcoR1 Capital Fund, L.P.

Signature:	/s/ Oleg Nodelman

If Investor is an entity:

Name of signatory: Oleg Nodelman

Title: Managing Member

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: El Chichon Partners, LLC

Signature:	/s/ Erin Burr

If Investor is an entity:

Name of signatory: Erin Burr

Title: Manager

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: FRANKLIN STRATEGIC SERIES – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

By: FRANKLIN ADVISERS, INC., AS INVESTMENT ADVISER

Signature:	/s/ Evan McCulloch

If Investor is an entity:

Name of signatory: Evan McCulloch

Title: Vice President

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: FRANKLIN TEMPLETON INVESTMENT FUNDS – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

By: FRANKLIN ADVISERS, INC., AS INVESTMENT ADVISER

Signature:	/s/ Evan McCulloch

If Investor is an entity:

Name of signatory: Evan McCulloch

Title: Vice President

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Hunt-BioVentures, L.P.

Signature:	/s/ Michael T. Bierman

If Investor is an entity:

Name of signatory: Michael T. Bierman

Title: Managing Director

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Janus Capital Funds Plc/Janus Global Life Sciences Fund

Signature:	/s/ Andrew Acker

If Investor is an entity:

Name of signatory: Andrew Acker

Title: Portfolio Manager

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Janus Global Life Sciences Fund

Signature:	/s/ Andrew Acker

If Investor is an entity:

Name of signatory: Andrew Acker

Title: Portfolio Manager

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name: Janus Global Life Sciences Fund (Luxembourg)

Signature:	/s/ Andrew Acker

If Investor is an entity:

Name of signatory: Andrew Acker

Title: Portfolio Manager

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	Jennison Global Healthcare Master Fund, Ltd. (the “Fund”)

By:	Jennison Associates LLC, as investment manager to the Fund

Signature:	/s/ David Chan

If Investor is an entity:

Name of signatory:	David Chan

Title:	Managing Director of Jennison Associates LLC and Portfolio Manager to the Fund

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	Jenop Global Healthcare Fund, Limited (the “Fund”)

By:	Jennison Associates LLC, as investment manager to the Fund

Signature:	/s/ David Chan

If Investor is an entity:

Name of signatory:	David Chan

Title:	Managing Director of Jennison Associates LLC and Portfolio Manager to the Fund

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	Edward F. Keely

Signature:	/s/ Edward F. Keely

If Investor is an entity:

Name of signatory:

Title:

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	Patrick Lin

Signature:	/s/ Patrick Lin

If Investor is an entity:

Name of signatory:

Title:

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	LONGWOOD FUND LP

Signature:	/s/ Brian Malone

If Investor is an entity:

Name of signatory:	Brian Malone

Title:	Chief Financial Officer

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	Thomas Malley

Signature:	/s/ Thomas Malley

If Investor is an entity:

Name of signatory:

Title:

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	Pacific Select Fund, Health Sciences Portfolio (the “Fund”)

By:	Jennison Associates LLC, as sub-advisor to the Fund

Signature:	/s/ David Chan

If Investor is an entity:

Name of signatory:	David Chan

Title:	Managing Director of Jennison Associates LLC and Portfolio Manager to the Fund

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	Prudential Sector Funds, Inc. — Prudential Health Sciences Fund d/b/a Prudential Jennison Health Sciences Fund (the “Fund”)

By:	Jennison Associates LLC, as sub-advisor to the Fund

Signature:	/s/ David Chan

If Investor is an entity:

Name of signatory:	David Chan

Title:	Managing Director of Jennison Associates LLC and Portfolio Manager to the Fund

OMNIBUS SIGNATURE PAGE TO

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF OVASCIENCE, INC.

IN WITNESS WHEREOF, the undersigned Investor hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between OvaScience, Inc. and the Investors (as defined therein) to which this Omnibus Signature Page is attached as an Investor thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Investors, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

Dated as of the 12th day of March, 2013.

INVESTOR

Print Name:	RA Capital Healthcare Fund, LP

Signature:	/s/ Peter Kolchinsky

If Investor is an entity:

Name of signatory:	Peter Kolchinsky

Title:	Manager

ANNEX II

OVASCIENCE, INC.

REGISTRATION RIGHTS AGREEMENT

ANNEX III

OVASCIENCE, INC.

INVESTOR QUESTIONNAIRE

If the Investor is an individual, please complete Sections 1 and 3 of this Investor Questionnaire.  If the Investor is an entity, please complete Sections 2 and 3 of this Investor Questionnaire.

The Investor acknowledges that OvaScience, Inc. (the “Company”) intends to use the information set forth below to rely on certain exemptions from registration contained in the Securities Act of 1933, as amended (the “Act”) and similar laws of certain states.

The Investor also acknowledges that the Company intends to use the information set forth below in preparing a resale registration statement (the “Resale Registration Statement”) relating to the offer and sale of the securities purchased pursuant to the Subscription Agreement (the “Subscription Agreement”) between the Investor and the Company.  The Investor understands that failure to provide the requested information may result in the Company’s exclusion of the Investor’s securities from the Resale Registration Statement.

SECTION 1.         QUESTIONS FOR INDIVIDUALS

1.              Legal name in which the stock certificate should be issued:

2.              Address to which the stock certificate should be sent:

3.              Email address:

4.              Date of birth:

5.              U. S. citizen:   Yes ☐       No ☐

6.              Number of dependents:

7.              Social security no.:

8.            Accredited Investor Suitability Requirements:

Please indicate if you meet any of the following requirements:

(A)                               I am a natural person and had an individual income in excess of $200,000 in each of the two most recent years and reasonably expect an income in excess of $200,000 in the current year.  For these purposes “income” means my individual adjusted gross income for federal income tax purposes, plus (i) any deduction for long term capital gain; (ii) any deduction for depletion; (iii) any exclusion for interest; and (iv) any losses of a partnership allocated to an individual limited partner.

Annex III - 1

Yes ☐                                                                     No ☐

(B)                               I am a natural person and had a joint income with my spouse in excess of $300,000 in each of the two most recent years and reasonably expect a joint income with my spouse in excess of $300,000 in the current year.  For these purposes “income” shall be determined as set forth in Section 1, clause 7(A) above.

Yes ☐                                                                     No ☐

(C)                               I am a natural person and have an individual net worth on the date hereof (or joint net worth with my spouse) in excess of $1 million (excluding the value of my primary residence) (1).

Yes ☐                                                                     No ☐

(D)                               I am a natural person and am a director, executive officer or general partner of the Company.  For these purposes, “executive officer” shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.

Yes ☐                                                                     No ☐

INDIVIDUALS, PLEASE SKIP TO PAGE 5 TO ANSWER THE QUESTIONS IN SECTION 3 THAT ARE APPLICABLE TO ALL INVESTORS

SECTION 2.                            QUESTIONS FOR ENTITIES

1.            Full legal name in which the stock certificate should be issued and nature (e.g., limited partnership, corporation, trust, limited liability company) of entity:

2.            Address to which the stock certificate should be sent:

3.            Name of contact person:

4.            Email address of contact person:

(1)  For purposes of this calculation, your “net worth” equals your total assets minus both your total liabilities and the value of your primary residence.  To calculate the value of your primary residence, subtract from the estimated fair market value of the property the amount of debt secured by the property (up to the estimated fair market value of the property).

Annex III - 2

5.            Date of organization:

6.            State of organization:

7.            Taxpayer identification no.:

8.            Accredited Investor Suitability Requirements:

(A)                               Was the entity formed for the specific purpose of investing in the Company?

Yes ☐                            No ☐

(B)                               If your answer to question (A) is “No,” CHECK whichever of the following statements is applicable to the entity; if your answer to question (A) is “Yes” or if none of the statements in Section 2, clause 6(B)(1) below are applicable, the entity must be able to certify to the statement in Section 2, clause 6(B)(2) below in order to qualify as an Accredited Investor.

(1)                                 The undersigned entity certifies that it is an Accredited Investor because it is:

(i)                                     a bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Act”) or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in an individual or fiduciary capacity;

Yes ☐                                                                                                          No ☐

(ii)                                  a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

Yes ☐                                                                                                          No ☐

(iii)                               an insurance company as defined in section 2(a)(13) of the Act;

Yes ☐                                                                                                          No ☐

(iv)                              an investment company registered under the Investment Company Act of 1940;

Yes ☐                                                                                                          No ☐

(v)                                 a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940;

Yes ☐                                                                                                          No ☐

Annex III - 3

(vi)                              a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

Yes ☐                                                                                                          No ☐

(vii)                           a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees provided that such employee benefit plan has total assets in excess of $5,000,000;

Yes ☐                                                                                                          No ☐

(viii)                        an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, and the plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser or provided that the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons that are Accredited Investors (if a self-directed plan with more than one investment account, (1) each participant must maintain a separate investment account within the plan, and (2) the funds of the separate investment accounts within the plan must not be commingled);

Yes ☐                                                                                                          No ☐

(ix)                              a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

Yes ☐                                                                                                          No ☐

(x)                                 an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities of the Company with total assets in excess of $5,000,000; or

Yes ☐                                                                                                          No ☐

(xi)                              a trust, with total assets in excess of $5,000,000, not formed for the specified purpose of acquiring the securities of the Company, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Act.

Yes ☐                                                                                                          No ☐

Annex III - 4

(2)                                 The undersigned entity certifies that it is an Accredited Investor because each of its stockholders, partners, beneficiaries or other equity holders meets at least one of the following conditions:

(i)                                     It is a natural person and had an individual net worth at the time of purchase (or joint net worth with spouse) in excess of $1 million (excluding the value of its primary residence).

Yes ☐                                                                                                          No ☐

(ii)                                  It is a natural person and had an individual income (without including any income of spouse) in excess of $200,000 (or joint income with spouse in excess of $300,000) in each of the two most recent years and reasonably expects an individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) in the current year.  For these purposes “income” means individual adjusted gross income for federal income tax purposes, plus (i) any deduction for long term capital gains; (ii) any deduction for depletion; (iii) any exclusion for interest; and (iv) any losses of a partnership allocated to an individual limited partner.

Yes ☐                                                                                                          No ☐

(iii)                               The stockholder, partner, beneficiary or other equity holder is a corporation, partnership, trust or other entity which meets the description of at least one of the organizations specified in Section 2, clause 6(B)(1) above or whose stockholders, partners, beneficiaries or other equity holders meet at least one of the descriptions in this Section 2, clause 6(B)(2).

Yes ☐                                                                                                          No ☐

SECTION 3.    QUESTIONS FOR ALL INVESTORS

1.            Affiliation with Broker-Dealers: Is the undersigned a registered broker-dealer or an affiliate of a registered broker-dealer?  For purposes of this question, an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

Yes ☐                                                             No ☐

If so, please answer the remaining questions in this section.

Please identify the registered broker-dealer(s) and describe the nature of the affiliation(s) between the undersigned and any registered broker-dealers:

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If the securities are being purchased by you other than in the ordinary course of business, please describe the circumstances:

If you, at the time of purchasing the securities, will have any agreements or understandings, directly or indirectly, with any person to distribute the securities, please describe such agreements or understandings:

2.              Relationship with the Company:

(A)                               Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

Yes ☐              No ☐

(B)                               If so, please state the nature and duration of your relationship with the Company:

3.              Plan of Distribution:  Except as set forth below, the undersigned intends to distribute its securities pursuant to the Resale Registration Statement in accordance with the “Plan of Distribution” that will be included therein, a copy of which is attached as Exhibit B to the Registration Rights Agreement by and among the Company and the Investors:

State any exceptions here:

4.              Potential Nature of Beneficial Holding: The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that will exercise(s) sole or shared voting or dispositive power over the securities.

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(A)                               Is the undersigned required to file, or is it a wholly-owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q, 8-K) with the Securities and Exchange Commission pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934?

Yes ☐              No ☐

(B)                               State whether the undersigned is a subsidiary of an investment company, registered under the Investment Company Act of 1940:

Yes ☐              No ☐

If a subsidiary, please identify the publicly-held parent entity:

If you answered “Yes” to these two questions (Section 3, clauses 4(A) and (B)), you may skip the next question, and proceed to the signature page of this Investor Questionnaire.

(C)                               Please identify the controlling person(s) of the undersigned (the “Controlling Entity”).  If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity.  This process should be repeated until you reach natural persons or a publicly held entity that will exercise sole or shared voting or dispositive power over the securities:

Please find below an example of the requested natural person disclosure:

The securities will be held by [VC Fund I] and [VC Fund II].  The [sole general partner] of [VC Fund I] and [VC Fund II] is [VC Management LLC].  The [managers] of [VC Management LLC] are [John Smith] and [Jane Doe].  These individuals may be deemed to have shared voting and investment power of the securities held by [VC Fund I] and [VC Fund II].  Each of these individuals will disclaim beneficial ownership of such securities, except to the extent of his or her pecuniary interest therein.

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(D)                               Please provide contact information for all controlling persons and Controlling Entities identified in Section 3, clauses 3(C) above:

Name of controlling person or Controlling Entity (including contact person for Controlling Entities)	Mailing Address	E-Mail Address	Telephone Number

If you need more space for any response, please attach additional sheets of paper.  Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Investor Questionnaire.  Please note that you may be asked to answer additional questions depending on your responses to the above questions.

The undersigned recognizes that the Company is relying on the truth and accuracy of such information so that it may rely on certain exemptions from registration contained in the Act and the securities laws of certain states.

By signing below, the undersigned consents to the disclosure of the information contained herein and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

THE UNDERSIGNED AGREES TO NOTIFY LEERINK SWANN LLC IMMEDIATELY OF ANY CHANGES IN THE FOREGOING INFORMATION.

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IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire this          day of                               , 2013, and declares that it is truthful and correct.

INDIVIDUALS:	ENTITIES:

Signature of Investor	Print Name of Entity

Print Name of Investor	Signature of Authorized Signatory

Print Name of Authorized Signatory

Print Title of Authorized Signatory

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Exhibit 10.2

OVASCIENCE, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 12, 2013, by and among OvaScience, Inc., a Delaware corporation (the “Company”), and each person listed on Exhibit A attached hereto (collectively, the “Investors” and each individually, an “Investor”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 8(q) herein.

BACKGROUND

The Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company, up to an aggregate of 3,888,880 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated of even date herewith, by and among the Company and the Investors (the “Purchase Agreement”).

AGREEMENT

1.  Shelf Registration.  So long as any PIPE Registrable Shares are outstanding, the Company shall take the following actions:

(a)  The Company shall use its reasonable best efforts to, as soon as practicable, but in any event on or prior to the Filing Date, file with the Securities and Exchange Commission (the “Commission”), and thereafter use its reasonable best efforts to cause to be declared effective as soon as practicable, but in any event on or prior to the Effectiveness Date, an initial registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Shares by the Holders thereof (the “Shelf Registration Statement”) from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”). Such Shelf Registration Statement shall include the plan of distribution attached hereto as Exhibit B, as may be modified in response to any comments received from the Commission.  Without the prior written consent of the Holders of a majority of the Registrable Shares, no Shelf Registration Statement relating to the offer and sale of Registrable Shares shall register any transaction in any securities of the Company, other than the offer and sale of Registrable Shares by the Holders thereof.  Notwithstanding the foregoing, if for any reason the Commission does not permit the Company to include any or all of the Registrable Shares in the initial Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares by the Holders (a “Rule 415 Limitation”), and/or the Commission informs the Company that certain of the selling stockholders would be deemed to be statutory underwriters, the Company agrees to use its reasonable best efforts to promptly file amendments to the initial Shelf Registration Statement as required by the Commission and/or withdraw the initial Shelf Registration Statement and file a new registration statement on Form S-1 or such other form available for registration of the Registrable Shares as a secondary offering, in either case covering the maximum number of Registrable Shares permitted to be registered by the Commission and avoid the selling stockholders being deemed to be statutory underwriters; provided, however, that prior to such amendment or subsequent Shelf Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Shares and against the selling stockholders being deemed statutory underwriters in accordance with Commission Guidance, including without limitation, the Compliance and Disclosure Interpretations, “Securities Act Rules” No. 612.09, and the Securities Act.  In the event the Company amends the initial Shelf Registration Statement or files a subsequent Shelf Registration Statement, as the case may be, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission, Commission Guidance or the Securities Act, on one or more registration statements, those Registrable Shares not included in the initial Shelf Registration Statement as amended or the subsequent Shelf Registration Statement.  The number of Registrable Shares that may be included in each such registration statement shall be allocated among the Holders thereof in proportion (as nearly as practicable) to the number of Registrable Shares owned by each Holder or in such other proportion as is necessary to avoid the selling stockholders being deemed to be statutory underwriters, which reductions shall be applied to the Holders on a pro rata basis based on the total number of Registrable Shares held by such Holders.  Notwithstanding anything herein to the contrary, if the Commission, by written comment, limits the Company’s ability to file, or prohibits or delays the filing of, a Shelf Registration Statement with respect to any or all the Registrable Shares which were not included in the initial Shelf Registration Statement (a “Subsequent Shelf Limitation”), the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “reasonable efforts,” “reasonable best efforts” or “best efforts” as set forth above or elsewhere in this Agreement.  Unless otherwise specifically stated herein, the term “Shelf Registration Statement” shall refer individually to the initial Shelf Registration Statement and to each subsequent Shelf Registration Statement, if any.

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(b)  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) the date on which all PIPE Registrable Shares cease to be Registrable Shares and (ii) the third (3rd) anniversary of the date on which the Shelf Registration Statement is declared effective (such period being called the “Shelf Registration Period”).  The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes, or fails to take, any action that would directly result in Holders of PIPE Registrable Shares covered thereby not being able to offer and sell such PIPE Registrable Shares during such period, unless such action is required by applicable law or except as provided in Section 2(h).

(c)  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Shelf Registration Statement (as of the effective date of Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

(d)  The Company shall use its reasonable best efforts to cause the Registrable Shares included in the Shelf Registration Statement, if otherwise eligible pursuant to applicable listing requirements, to be listed on a National Securities Exchange as soon as practicable after the Shelf Registration Statement is declared effective by the Commission.

(e)  If (i) the Shelf Registration Statement is not filed on or prior to the Filing Date or is not declared effective by the Commission on or prior to the Effectiveness Date or (ii) after its effective date and during the Shelf Registration Period (except, for a period of up to 90

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calendar days, by reason of the filing of a post-effective amendment required in connection with the Company’s filing of its Annual Report on Form 10-K or an amendment thereto or to convert the Shelf Registration Statement into a registration statement on Form S-3 (which 90 calendar day period shall not be treated as an “Event” hereunder)), the Shelf Registration Statement ceases for any reason to remain continuously effective as to all Registrable Shares or the Holders are otherwise not permitted to utilize the prospectus therein to resell such Registrable Shares for any reason (other than due to the inaccuracy of any information relating to any such Holder), in each case, for more than an aggregate of 30 consecutive calendar days or 60 calendar days during any 12-month period (any such failure or breach being referred to as an “Event,” and the date on which an Event occurs being referred to herein as the “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each Event Date and on each one-month anniversary of such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder, as liquidated damages and not as a penalty, an amount in cash equal to one percent (1%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Shares then held by such Holder. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be five percent (5%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Shares then held by such Holder and not then registered pursuant to a Shelf Registration Statement that has been declared effective by the Commission, and that such payments shall constitute the Holders’ exclusive monetary remedy for any and all such Events, but shall not affect the right of the Holders to seek injunctive relief. The liquidated damages paid pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.  For the avoidance of doubt, if the Commission does not permit the Company to include any or all of the Registrable Shares in the initial Shelf Registration Statement or a subsequent Shelf Registration Statement due to the 415 Limitation or a Subsequent Shelf Limitation, then such failure to register the re-sale of such Registrable Shares for such reason shall not constitute an Event pursuant to this Section 1(e).

2.  Registration Procedures.  In connection with the Shelf Registration contemplated by Section 1 hereof, during the Shelf Registration Period, the following provisions shall apply:

(a)  At the time the Commission declares the Shelf Registration Statement effective, each Holder shall be named as a selling stockholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such

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prospectus to purchasers of Registrable Shares included in the Shelf Registration Statement in accordance with applicable law, subject to the terms and conditions hereof. From and after the date the Shelf Registration Statement is declared effective, any PIPE Holder not named as a selling stockholder in the Shelf Registration Statement at the time of effectiveness may request that the Company amend or supplement the Shelf Registration Statement to include such PIPE Holder as a selling stockholder, and the Company shall, as promptly as practicable and in any event upon the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period (as defined in Section 2(h)) that is either in effect or put into effect within five (5) Business Days of such date:

(i)    if required by applicable law, prepare and file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file with the Commission any other required document so that the PIPE Holder is named as a selling stockholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such PIPE Holder to deliver such prospectus to purchasers of such PIPE Holder’s Registrable Shares included in the Shelf Registration Statement in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is sixty (60) days after the date such post-effective amendment is required by this clause to be filed;

(ii)   provide such PIPE Holder copies of any documents filed pursuant to Section 2(a)(i); and

(iii)  notify such PIPE Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(a)(i);

provided, that if the request by such PIPE Holder is delivered during a Deferral Period, the Company shall so inform the PIPE Holder making such request and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with this Section 2(a) and Section 2(h) of this Agreement. Notwithstanding anything contained herein to the contrary, the Amendment Effectiveness Deadline Date shall be extended by five (5) Business Days from the expiration of a Deferral Period if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date; and provided, further, that in no event shall the Company be required to file pursuant to this Section 2(a) in the case where a post-effective amendment is required, more than one post-effective amendment to the Shelf Registration Statement in any 120-day period.

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(b)  The Company shall notify the Holders of the PIPE Registrable Shares included within the coverage of the Shelf Registration Statement (which notice may, at the discretion of the Company (or as required pursuant to Section 2(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 2(h) shall apply):

(i)   when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Shelf Registration Statement not to remain effective; and

(iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(c)  The Company shall use commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any stop order suspending the effectiveness of the Shelf Registration Statement and the elimination of any other impediment to the continued effectiveness of the Shelf Registration Statement.

(d)  The Company shall promptly furnish to each Holder of PIPE Registrable Shares included within the coverage of the Shelf Registration Statement, without charge, if the PIPE Holder so requests in writing, at least one (1) conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits thereto (including those, if any, incorporated by reference).

(e)  The Company shall promptly deliver to each Holder of PIPE Registrable Shares included within the coverage of the Shelf Registration Statement, without charge, copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment thereof or supplement thereto and any Free Writing Prospectus used in connection therewith as such PIPE Holder may reasonably request. The Company consents, subject to the provisions of this Agreement and except during such

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periods that a Deferral Notice is outstanding and has not been revoked, to the use of the prospectus and each amendment or supplement thereto used in connection therewith by each of the selling PIPE Holders in connection with the offering and sale of the PIPE Registrable Shares covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f)  The Company shall use reasonable efforts to register or qualify, or cooperate with the Holders of the PIPE Registrable Shares included in the Shelf Registration Statement in connection with the registration or qualification of, the resale of the PIPE Registrable Shares under the securities or “blue sky” laws of such states of the United States as any such PIPE Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Shares covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.

(g)  The Company shall, at its sole expense, upon appropriate notice from any Holder of PIPE Registrable Shares stating that Registrable Shares have been sold pursuant to an effective Shelf Registration Statement, timely prepare and deliver certificates representing the PIPE Registrable Shares to be delivered to a transferee pursuant to the Shelf Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as such PIPE Holder may request.  Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent (i) while the Shelf Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Shelf Registration Statement and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends.  A Holder may request that the Company remove, and the Company agrees to authorize the removal of, any legend from Shares, following the delivery by a Holder to the Company or the Company’s transfer agent of a legended certificate representing such Shares, (i) following any sale of such Shares pursuant to Rule 144, (ii) if such Shares are eligible for sale under Rule 144(b)(1), or (iii) following the time a legend is no longer required with respect to such Shares.  Each Holder hereby agrees that the removal of the restrictive legend pursuant to this Section 2(g) is predicated upon the Company’s reliance that such Holder will sell any such Shares pursuant to either the registration requirements of the

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Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(h)  Upon (i) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 7(d) or 7(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which (x) the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any prospectus included in the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the occurrence or existence of any pending corporate development that, in the reasonable judgment of the Company, makes it necessary to suspend the availability of the Shelf Registration Statement and the related prospectus for a period of time, or (iv) the Company’s having filed a document pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that, in the reasonable judgment of the Company, must be included in the Shelf Registration Statement pursuant to a post-effective amendment to the Shelf Registration Statement or supplement to the related prospectus (any such document, an “Exchange Act Report”):

(A)          in the case of clause (ii) above, subject to clause (C) below, as promptly as practicable, the Company shall prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Shelf Registration Statement and related prospectus so that (1) the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is practicable;

(B)          in the case of clause (iv) above, subject to clause (C) below, as promptly as practicable, but in no event more than five (5) Business Days, following the Company’s filing of an Exchange Act Report, the Company shall

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prepare and file, if necessary, pursuant to applicable law, a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus incorporating by reference the Exchange Act Report into the Shelf Registration Statement or including within such post-effective amendment or supplement the information contained in the related Exchange Act Report; and

(C)          the Company shall give notice to the PIPE Holders with respect to the Shelf Registration Statement, that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each PIPE Holder agrees not to sell any Registrable Shares pursuant to the Shelf Registration Statement until such PIPE Holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) or (B) above, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

The Company will use its reasonable best efforts to ensure that the use of the prospectus with respect to the Shelf Registration Statement may be resumed (w) in the case of clause (i) above, as promptly as is practicable, (x) in the case of clause (ii) above, as soon as, in the reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the material interests of the Company, (y) in the case of clause (iii) above, as soon as, in the reasonable judgment of the Company, such suspension is no longer necessary. Any such period during which the availability of the Shelf Registration Statement and any related prospectus is suspended is referred to as the “Deferral Period.”

(i)  The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(j)  If requested in writing in connection with a disposition of PIPE Registrable Shares pursuant to the Shelf Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the PIPE Holders holding a majority of the number of such PIPE Registrable Shares, any broker-dealers, attorneys and accountants retained by such holders, and any attorneys or other agents retained by a broker-dealer engaged by such PIPE Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its

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subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the PIPE Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any prospectus or Free Writing Prospectus referred to in this Agreement) or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the PIPE Holders and the other parties entitled thereto by one legal counsel (“Holders Counsel”) designated by the Holders holding a majority of the number of Registrable Shares held by Holders with respect to such Shelf Registration Statement.

(k)  To the extent the Holders designate a Holders Counsel, the Company shall (i) permit such Holders Counsel to review and comment upon (A) the Shelf Registration Statement at least five (5) Business Days prior to its filing with the Commission and (B) all Free Writing Prospectuses and all amendments to the Shelf Registration Statement within a reasonable number of days, but in any event not less than two (2) Business Days, prior to their filing with the Commission, and (ii) not file the Shelf Registration Statement or amendment thereof or any Free Writing Prospectus in a form to which such Holders Counsel reasonably objects. The Company shall furnish to any such Holders Counsel, without charge, (x) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Shelf Registration Statement or any document incorporated by reference therein, (y) promptly after the same is prepared and filed with the Commission, one copy of the Shelf Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a PIPE Holder, and all exhibits thereto; and (z) promptly upon the effectiveness of the

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Shelf Registration Statement, one copy of the prospectus included in the Shelf Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with any such Holders Counsel in performing the Company’s obligations pursuant to this Section 2.

(l)  If reasonably requested by a PIPE Holder, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as such PIPE Holder reasonably requests to be included therein relating to the sale and distribution of PIPE Registrable Shares, including, without limitation, information with respect to the number of PIPE Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the PIPE Registrable Shares to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Shelf Registration Statement if reasonably requested by a PIPE Holder holding any PIPE Registrable Shares.

3.  PIPE Holder’s Obligations.  Each PIPE Holder agrees promptly upon written request by the Company to furnish to the Company all information required to be disclosed under Item 507 of Regulation S-K under the Securities Act and any other material information regarding such PIPE Holder and the distribution of such Registrable Shares as the Company may from time to time reasonably request.  It shall be a condition precedent to the obligation of the Company to take any action pursuant to Sections 1 and 2 of this Agreement with respect to the Registrable Shares of any PIPE Holder that such PIPE Holder shall furnish to the Company such information about itself, its Registrable Shares and its intended method of distribution of its Registrable Shares as is reasonably required to effect registration of such PIPE Holder’s Registrable Shares.

4.  Registration Expenses.

(a)  All fees and expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 1 and 2 this Agreement will be borne by the Company, regardless of whether the Shelf Registration Statement is ever filed or becomes effective, including without limitation:

(i)             all registration and filing fees and expenses;

(ii)          all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii)       all expenses of printing (including, without limitation, printing certificates and prospectuses), messenger and delivery services and telephone;

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(iv)  all fees and disbursements of counsel for the Company;

(v)   all application and filing fees in connection with listing on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi)  all fees and disbursements of independent certified public accountants of the Company (including, without limitation, the expenses of any special audit required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

For the avoidance of doubt, all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Shares and fees and disbursements of counsel for any Holder, other than as set forth in Section 4(b) below, shall be borne by the Holders.

(b)  In connection with the filing of the Shelf Registration Statement, the Company will reimburse the Holders of Registrable Shares who are reselling Registrable Shares pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one (1) counsel, which shall be chosen by the Holders of a majority in number of shares of the Registrable Shares for whose benefit the Shelf Registration Statement is being prepared, such amount not to exceed $25,000.

5.  Indemnification.

(a)  The Company agrees to indemnify and hold harmless each PIPE Holder holding PIPE Registrable Shares included within the coverage of the Shelf Registration Statement, the directors, officers, employees, Affiliates and agents of each such PIPE Holder and each person who controls any such PIPE Holder within the meaning of the Securities Act or the Exchange Act (collectively, the “PIPE Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each PIPE Holder Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any

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amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the PIPE Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Shelf Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to such PIPE Holder and furnished to the Company by or on behalf of such PIPE Holder Indemnified Party specifically for inclusion therein; provided further, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (i) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus, prospectus supplement or Free Writing Prospectus (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which the applicable PIPE Holder had been notified in accordance with the terms of this Agreement, (ii) such Updated Disclosure Package was available at the time the PIPE Holder sold PIPE Registrable Shares under the Shelf Registration Statement, (iii) such Updated Disclosure Package was not furnished by the PIPE Holder to the person or entity asserting the loss, liability, claim, damage or liability at or prior to the time such furnishing is required by the Securities Act and (iv) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such PIPE Holder Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any PIPE Holder Indemnified Parties and shall survive the transfer of the PIPE Registrable Shares by any PIPE Holder.

(b)  Each PIPE Holder holding PIPE Registrable Shares covered by the Shelf Registration Statement severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement, as well as any officers, employees, Affiliates and agents of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a

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“Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such PIPE Holder and furnished to the Company by or on behalf of such PIPE Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that such PIPE Holder may otherwise have to the Company Indemnified Parties. Notwithstanding any other provision of this Section 5(b), no PIPE Holder shall be required to indemnify or hold harmless any Company Indemnified Party in an amount in excess of the amount by which the net proceeds received by such PIPE Holder from the sale of the PIPE Registrable Shares pursuant to the Shelf Registration Statement exceeds the amount of damages that such PIPE Holder has otherwise been required to pay by reason of such untrue statement or omission.

(c)  Promptly after receipt by a PIPE Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any

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other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand

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or the PIPE Holder or PIPE Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this subsection (d). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if the PIPE Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 5(d), no PIPE Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such PIPE Holder from the sale of the Registrable Shares pursuant to the Shelf Registration Statement exceeds the amount of damages that such PIPE Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)  The agreements contained in this Section 5 shall survive the sale of the PIPE Registrable Shares pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

6.  Information Requirements.  The Company covenants that, if at any time before the end of the applicable Shelf Registration Period, the Company is not subject to the reporting requirements of the Exchange Act, it will take such further action as may be required from time to time to enable the PIPE Holders to sell PIPE Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)) under the Securities Act. Upon the request of any PIPE Holder, the Company shall deliver to such PIPE Holder a written statement as to whether it has complied with such requirements.

7.  Miscellaneous.

(a)  Recapitalizations, Exchanges, Etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the PIPE Registrable Shares, (ii) any and all securities of the Company into which the PIPE Registrable Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities

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of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of PIPE Registrable Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the PIPE Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b)  No Inconsistent Agreements.  The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the PIPE Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the PIPE Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)  Interpretation.  Article, Section and Annex references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including, without limitation.”

(d)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the written consent of the Company and the PIPE Holders of a majority in number of then outstanding PIPE Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of PIPE Holders whose securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other PIPE Holders may be given by PIPE Holders of at least a majority of the Registrable Shares being sold by such PIPE Holders pursuant to the Shelf Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each PIPE Holder of PIPE Registrable Shares outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement,

17

waiver or consent effected pursuant to this Section 7(d) with respect to such Holder’s PIPE Registrable Shares, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the PIPE Registrable Shares. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise. A copy of each amendment, modification or supplement to this Agreement shall be delivered by the Company to each PIPE Holder.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.

(e)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the following addresses:

(i)  if to the Company, at its address as follows:

OvaScience, Inc.
215 First Street, Suite 240
Cambridge, MA, 02142
Attn:  Chief Executive Officer

With a copy to:

Wilmer Cutler Pickering Hale and Dorr, LLP
60 State Street
Boston, MA 02109

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Attn: Lia Der Marderosian, Esq.
Telephone: (617) 526-6982
Facsimile: (617) 526-5000

(ii)  if to a PIPE Holder, at the most current address shown for such PIPE Holder in the records of the Company or to such other address as the Company or such PIPE Holder may designate in writing.

(f)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as hereinafter provided. The rights of the PIPE Holders contained in this Agreement shall be automatically asssignable and transferrable by each Investor to any transferee or assignee to which all or any portion of the Registrable Shares are transferred, provided, that (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company promptly following such assignment; (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of (a) the name and address of such transferee, and (b) the securities with respect to which such registration rights are being transferred; (iii) the transferee or assignee agrees in writing to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of this Agreement as though an original party hereto; (iv) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws if so required; and (v) such transfer and assignment shall have been conducted in accordance with all applicable federal and state securities laws. All of the obligations of the Company hereunder shall survive any such transfer.

Neither this Agreement nor any of the rights or duties of the Company set forth herein shall be assigned by the Company, in whole or in part, without having first received the written consent of the PIPE Holders of a majority of the then outstanding PIPE Registrable Shares.

(g)  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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(i)  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

(j)  Submission to Jurisdiction.  The parties to this Agreement (i) irrevocably submit to the exclusive jurisdiction of any state or federal courts located in New York County, New York in connection with any disputes arising out of or relating to this Agreement and (ii) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(e) or in such other manner as may be permitted by applicable laws, shall be valid and sufficient service thereof.

(k)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any applicable law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

(l)  Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, superseding all prior agreements and understandings among the parties with respect to such subject matter.

(m)  Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(n)  Termination.  This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except that the obligations arising under Sections 4 and 5 shall remain in effect in accordance with their terms.

(o)  Securities Held by the Company.  Whenever the consent or approval of PIPE Holders of a specified number of Registrable Shares

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or PIPE Registrable Shares is required hereunder, shares of Common Stock held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the PIPE Holders of such required percentage.

(p)  Independent Nature of Obligations.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The failure or waiver of performance under this Agreement by any Investor shall not excuse performance by any other Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(q)  Definitions.  The following terms shall have the following meanings:

“Affiliate” means, with respect to any specified person, an “affiliate,” as defined in Rule 144(a)(1) of the Securities Act, of such person.

“Agreement” shall have the meaning set forth in the recitals hereto.

“Amendment Effectiveness Deadline Date” shall have the meaning set forth in Section 2(a)(i).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law or executive order to close.

“Closing Date” shall mean the closing date of the sale and issuance of the Pipe Registrable Shares pursuant to the Purchase Agreement.

“Commission” shall have the meaning set forth in Section 1(a).

“Common Stock” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the recitals hereto.

“Company Indemnified Party” shall have the meaning set forth in Section 5(b).

“Deferral Notice” shall have the meaning set forth in Section 2(h)(C).

“Deferral Period” shall have the meaning set forth in Section 2(h).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information,

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in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Effectiveness Date” means, with respect to the Shelf Registration Statement required to be filed under Section 1(a), the 90th calendar day following the Closing Date; provided, however, that, if the Company receives written comments from the Commission relating to the filed Registration Statement, then the Effectiveness Date shall be the 120th calendar day following the Closing Date; provided, however, that if the Effectiveness Date falls on a day that is not a Business Day, then the Effectiveness Date shall be extended to the next Business Day.

“Event” shall have the meaning set forth in Section 1(e).

“Event Date” shall have the meaning set forth in Section 1(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Report” shall have the meaning set forth in Section 2(h).

“Filing Date” means, with respect to the Shelf Registration Statement required to be filed under Section 1(a), the 30th calendar day following the Closing Date; provided, however, that if the Filing Date falls on a day that is not a Business Day, then the Filing Date shall be extended to the next Business Day.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” means a holder of record of Registrable Shares.

“Holders Counsel” shall have the meaning set forth in Section 2(j).

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Investor” shall have the meaning set forth in the recitals hereto.

“Material Event” shall have the meaning set forth in Section 2(h).

“National Securities Exchange” means a national securities exchange, including, for example, the NASDAQ Capital Market and the NASDAQ Global Market.

“OTC Quotation System” means an inter-dealer quotation system such as the OTC Bulletin Board or OTC Markets.

“Person” means any individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

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“PIPE Holder” means a holder of record of PIPE Registrable Shares.

“PIPE Holder Indemnified Party” shall have the meaning set forth in Section 5(a).

“PIPE Registrable Shares” means Registrable Shares acquired pursuant to the Purchase Agreement and Registrable Shares issued as a dividend, or other distribution with respect to or in exchange for such shares until such date that all such Registrable Shares (i) have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, (ii) have been disposed of pursuant to Rule 144 under the Securities Act or (iii) may be resold pursuant to Rule 144 or another similar exemption under the Securities Act.

“Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Registrable Shares” means (A) each share of Common Stock acquired by a PIPE Holder pursuant to the Purchase Agreement and (B) any stock of the Company issued as a dividend, or other distribution with respect to or in exchange for, the Common Stock referred to in clause (A) above; until the date on which all of the Registrable Shares then owned by such Holder (i) have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, (ii) have been disposed of pursuant to Rule 144 under the Securities Act or (iii) may be resold pursuant to Rule 144 (without volume or manner-of-sale limitations under Rule 144) or another similar exemption under the Securities Act.

“Rule 415 Limitation” shall have the meaning set forth in Section 1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration” shall have the meaning set forth in Section 1(a).

“Shelf Registration Period” shall have the meaning set forth in Section 1(b).

“Shelf Registration Statement” shall have the meaning set forth in Section 1(a).

“Subsequent Shelf Limitation” shall have the meaning set forth in Section 1(a).

“Updated Disclosure Package” shall have the meaning set forth in Section 5(a).

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE CORPORATION:

OVASCIENCE, INC.

By:	/s/ Michelle Dipp
Name:	Michelle Dipp
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Exhibit A

Investors

Adage Capital Partners, LP
Kevin Beck
BioBrit, LLC
Blackwell Partners, LLC
BMV Direct LP
Jon-Erik Borgen
Borgen Equity III Holdings, LLC
Jeffrey David Capello
Cycad Group, LLC
DAFNA Life Science Ltd
DAFNA Life Science Market Neutral Ltd
DAFNA Life Science Select Ltd
Deerfield Special Situations Fund, L.P.
Deerfield Special Situations International Master Fund, L.P.
EcoR1 Capital Fund, L.P.
El Chichon Partners, LLC
Franklin Strategic Series - Franklin Biotechnology Discovery Fund
Franklin Templeton Investment Funds - Franklin Biotechnology Discovery Fund
Hunt-BioVentures, L.P.
Janus Capital Funds Plc/Janus Global Life Sciences Fund
Janus Global Life Sciences Fund
Janus Global Life Sciences Fund
Jennison Global Healthcare Master Fund, Ltd.
Jenop Global Healthcare Fund Limited
Edward F. Keely
Patrick Lin
Longwood Fund, LP
Thomas Malley
Pacific Select Fund, Health Sciences Portfolio
Prudential Sector Funds, Inc. - Prudential Health Sciences Fund d/b/a Prudential Jennison Health Sciences Fund
RA Capital Healthcare Fund, LP

Ex. A - 1

Exhibit B

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as

Ex. B - 1

selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling

Ex. B - 2

stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the third (3rd) anniversary of the date the registration statement is declared effective by the SEC and such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 of the Securities Act or may be resold pursuant to Rule 144 (without volume or manner-of-sale limitations under Rule 144) or another similar exemption under the Securities Act.

Ex. B - 3

Exhibit 99.1

OvaScience Announces Agreement for $35 Million Private Placement

BOSTON, Mass., March 13, 2013 — OvaScience, (OTC: OVSC), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, today announced the execution of a securities purchase agreement with certain institutional and accredited investors providing for a private placement, or PIPE, financing. New investors in this financing include Adage Capital Management, Deerfield Management Company, EcoR1 Capital Fund, Jennison Associates L.L.C (on behalf of fund clients) and other institutional investors. Upon the closing of the PIPE financing, OvaScience will receive gross proceeds of approximately $35 million resulting from the sale and issuance of 3,888,880 shares of its common stock at a purchase price of $9.00 per share.

The PIPE financing, which is expected to close on March 18, 2013, is subject to the satisfaction of certain customary closing conditions contained in the securities purchase agreement. The Company intends to use the aggregate net proceeds of the PIPE financing primarily to support the development and commercialization of its fertility treatment approaches and for other general corporate purposes. Leerink Swann LLC served as lead placement agent for the PIPE financing.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-1 with the Securities and Exchange Commission within 30 days of the closing for purposes of registering the resale of the shares of common stock issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About OvaScience

OvaScience (OTC: OVSC) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility. The Company’s patented technology is based on the discovery of egg precursor cells (EggPC), which are found in the ovaries. By applying proprietary technology to identify and purify EggPCs, AUGMENT aims to improve egg quality and increase the success of in vitro fertilization (IVF). OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com.

Forward-Looking Statements

Any statements in this press release regarding OvaScience’s future expectations, plans and prospects, including whether and when the private placement will close, and other statements containing the words “believes,” “intends,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-

looking statements as a result of various important factors, including risks relating to OvaScience’s inability, or the inability of the investors in the private placement, to satisfy the conditions to closing for the PIPE financing and other factors discussed in the “Risk Factors” section of OvaScience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in other filings that OvaScience periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent OvaScience’s views as of the date of this press release. While OvaScience may elect to update these forward-looking statements at some point in the future, OvaScience expressly disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing OvaScience’s views as of any date subsequent to the date of this press release.